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                                                                    EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


      Earnings per share for 1998, 1999 and 2000 is calculated based on the weighted average number of common and common equivalent shares outstanding during each year as proscribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings per share for 1998, 1999 and 2000:

                                                                      1998              1999             2000
                                                                 --------------    -------------    --------------
     Net income (loss), before extraordinary item and
        cumulative effect of the change in accounting
        principle                                                  $     9,533     $     10,887      $    (93,003)
     Extraordinary item                                                     --             (200)              --
     Cumulative effect of the change in accounting
        principle, net                                                      --               --           (38,993)
                                                                 --------------    -------------    --------------
     Net income (loss)                                                   9,533           10,687          (131,996)
     Preferred stock dividends                                            (606)             (93)              (81)
                                                                 --------------    -------------    --------------
     Net income (loss) available to common stockholders for              8,927           10,594          (132,077)
        basic EPS computation
     Effect of dilutive securities                                          --               93               --
                                                                 --------------    -------------    --------------
     Net income (loss) available to common stockholders for
        diluted EPS computation                                  $       8,927     $     10,687     $    (132,077)
                                                                 ==============    =============    ==============

     Weighted average number of common shares outstanding
        for basic EPS computation                                       13,315           15,875            16,056
     Effect of dilutive securities:
         Series D convertible preferred stock                               --              235                --
         Stock options                                                     493               26                --
                                                                 --------------    -------------    --------------
     Weighted average number of common and common
        equivalent shares outstanding for diluted EPS
        computation                                                     13,808           16,136            16,056
                                                                 ==============    =============    ==============

     Basic earnings per share:
        Net income (loss), before extraordinary item
           and cumulative effect of the change in
           accounting principle                                  $         .67     $        .68    $        (5.80)
          Extraordinary item                                                --             (.01)               --
          Cumulative effect of the change in accounting
           principle, net                                                   --               --             (2.43)
                                                                 --------------    -------------    --------------
          Net income (loss)                                      $         .67     $        .67    $        (8.23)
                                                                 ==============    =============    ==============

     Diluted earnings per share:
        Net income (loss), before extraordinary item
           and cumulative effect of the change in
           accounting principle                                  $          .65    $         .67    $      (5.80)
          Extraordinary item                                                 --             (.01)              --
          Cumulative effect of the change in accounting
           principle, net                                                    --               --            (2.43)
                                                                 --------------    -------------    --------------
          Net income (loss)                                      $          .65    $         .66    $       (8.23)
                                                                 ==============    =============    ==============